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As filed with the Securities and Exchange Commission on October 4, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
THE SECURITIES ACT OF 1933

CATERPILLAR FINANCIAL SERVICES CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-1105865 (I.R.S. Employer Identification Number)

2120 West End Avenue
Nashville, Tennessee 37203-0001
(615) 341-1000
(Address, Including Zip Code, And Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Michael G. Sposato
CATERPILLAR FINANCIAL SERVICES CORPORATION
2120 West End Avenue
Nashville, Tennessee 37203-0001
(615) 341-1000
(Name, Address Including Zip Code, And Telephone Number, Including Area Code, of Agent For Service)

Copy to:
James O'Connor
Jason Friedhoff
SIDLEY AUSTIN LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5300

              Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

              If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box:    ☒

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

              If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b), check the following box.    ☐

              Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☒	Smaller reporting company ☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee(1)

Variable Denomination Floating Rate Demand Notes	$1,250,000,000

(1)
This registration statement covers all investments in the Notes up to $8 billion, with fees based on the net aggregate principal amount of Notes outstanding from this offering not exceeding $1.25 billion at a particular time. Registration fees for up to $1.25 billion net aggregate principal amount of Notes were paid previously by the Registrant in connection with the Registration Statement Nos. 33-39299, 333-75823, 333-108593, 333-114075, 333-163746, 333-170652, 333-191626 and 333-214026 each previously filed by the Registrant on Form S-3 and deregistered hereby. Pursuant to Rule 457(p) under the Securities Act of 1933, these fees are being carried forward and, accordingly, no filing fee is paid herewith with respect to $1.25 billion aggregate initial offering price of securities.

Prospectus
CATERPILLAR FINANCIAL SERVICES CORPORATION

VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

              We may, from time to time, sell Cat Financial PowerInvestment Notes (the "Notes") in one or more offerings pursuant to this prospectus. All investments in the Notes are investments in unsecured debt obligations of Caterpillar Financial Services Corporation. Only our assets are available to pay the principal and interest on the Notes.

              We will provide the specific terms of the Notes in supplements to this prospectus. This prospectus may not be used to sell the Notes unless accompanied by the applicable prospectus supplement. We urge you to read carefully this prospectus and the applicable prospectus supplement, which will describe the specific terms of the Notes offered, before you make your investment decision.

              We may sell the Notes on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the method of sale, refer to the section entitled "Plan of Distribution" below. The specific manner in which the Notes may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those Notes.

              Investing in the Notes involves risks. You should carefully consider the risk factors described under the heading "Risk Factors" beginning on page 3 of this prospectus and described under the heading "Risk Factors" in our most recently filed annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q and, if applicable, any risk factors described in the accompanying prospectus supplement or any documents incorporated by reference in this prospectus before investing in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

The date of this prospectus is October 4, 2019

 THE COMPANY

              Our primary business is to provide retail and wholesale financing alternatives for Caterpillar products to customers and dealers around the world. Retail financing is primarily comprised of financing of Caterpillar equipment, machinery and engines. We also provide financing for vehicles, power generation facilities and marine vessels that, in most cases, incorporate Caterpillar products. In addition to retail financing, we also provide wholesale financing to Caterpillar dealers and purchase short-term trade receivables from Caterpillar. The various financing plans offered by Cat Financial are primarily designed to increase the opportunity for sales of Caterpillar products and generate financing income for Cat Financial. A significant portion of our activity is conducted in North America with additional offices and subsidiaries in Latin America, Asia/Pacific, Europe, Africa and the Middle East. Cat Financial has more than 35 years of experience providing financing for Caterpillar products, contributing to our knowledge of asset values, industry trends, financing structures and customer needs.

              We are a Delaware corporation that was incorporated in 1981. Our principal executive office is located at 2120 West End Avenue, Nashville, Tennessee 37203-0001 and our telephone number is (615) 341-1000.

              In this prospectus, unless the context otherwise indicates, the terms "Caterpillar Financial," "Cat Financial," "we," "us" or "our" mean Caterpillar Financial Services Corporation and its wholly-owned subsidiaries, and the term "Caterpillar" means Caterpillar Inc. and its consolidated subsidiaries.

CATERPILLAR

              Caterpillar and its subsidiaries have six operating segments, of which four are reportable segments and are described below:

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Construction Industries:  The Construction Industries segment is primarily responsible for supporting customers using machinery in infrastructure, forestry and building construction. The majority of machine sales in this segment are made in the heavy and general construction, rental, quarry and aggregates markets and mining.

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Resource Industries:  The Resources Industries segment is primarily responsible for supporting customers using machinery in mining, quarry and aggregates, heavy construction, waste and material handling applications.

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Energy & Transportation:  The Energy & Transportation segment supports customers in oil and gas, power generation, marine, rail and industrial applications, including Cat® machines. The product and services portfolio includes reciprocating engines, generator sets, marine propulsion systems, gas turbines and turbine-related services, the remanufacturing of Caterpillar engines and components and remanufacturing services for other companies, diesel-electric locomotives and other rail-related products and services and product support of on-highway vocational trucks for North America.

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Financial Products:  The Financial Products segment is primarily conducted by Cat Financial, a wholly owned finance subsidiary of Caterpillar. Cat Financial's primary business is to provide retail and wholesale financing alternatives for Caterpillar products to customers and dealers around the world. Retail financing is primarily comprised of the financing of Caterpillar equipment, machinery and engines. Cat Financial also provides financing for vehicles, power generation facilities and marine vessels that, in most cases, incorporate Caterpillar products. In addition to retail financing, Cat Financial provides wholesale financing to Caterpillar dealers and purchases short-term trade receivables from Caterpillar and its subsidiaries. The various financing plans offered by Cat Financial are primarily designed to increase the opportunity for sales of Caterpillar products and generate financing income for Cat Financial. A significant portion of Cat

  Financial's activity is conducted in North America, with additional offices and subsidiaries in Latin America, Asia/Pacific, Europe, Africa and the Middle East.

USE OF PROCEEDS

              We will use the net proceeds from the sale of the Notes to finance future installment sales and leasing transactions, for loans to customers and dealers and for other corporate purposes. We expect to incur additional indebtedness in connection with our financing operations. However, the amount, timing and precise nature of such indebtedness have not yet been determined and will depend upon the volume of our business, the availability of credit and general market conditions.

FORWARD-LOOKING STATEMENTS

              Certain statements contained in this prospectus or any applicable prospectus supplement, including the documents incorporated by reference herein, may be considered "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may relate to future events or our future financial performance, which may involve known and unknown risks and uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by any forward-looking statements. From time to time, we may also provide forward-looking statements in oral presentations to the public or in other materials we issue to the public.

              Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should" or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.

              Cat Financial's actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) government monetary or fiscal policies; (ii) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (iii) demand for Caterpillar products; (iv) our ability to develop, produce and market quality products that meet our customers' needs; (v) information technology security threats and computer crime; (vi) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (vii) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (viii) changes in interest rates, currency fluctuations or market liquidity conditions; (ix) an increase in delinquencies, repossessions or net losses of our customers; (x) our compliance with financial and other restrictive covenants in debt agreements; (xi) alleged or actual violations of trade or anti-corruption laws and regulations; (xii) additional tax expense or exposure; (xiii) new regulations or changes in financial services regulations; (xiv) residual values of leased equipment; (xv) marketing, operational or administrative support received from Caterpillar; (xvi) changes in accounting guidance; and (xvii) other factors described in more detail in Cat Financial's Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission ("SEC").

              Those risk factors may not be exhaustive. We operate in a continually changing business environment and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

 RISK FACTORS

              Investing in the Notes involves risks. You should consider carefully the following risks and all of the information under the heading "Risk Factors" in our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, as well as those risk factors that may be included in the applicable prospectus supplement and other information included in or incorporated by reference into this prospectus, before deciding whether to invest in the Notes. In addition, there may be other risks that a prospective investor should consider that are relevant to its own particular circumstances.

              Key risk factors to consider before investing include:

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An investment in the Notes does not create a bank account or depositor relationship between you and Caterpillar Financial or The Northern Trust Company, as the agent bank.

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The Notes are not equivalent to a deposit or other bank account and are not subject to the protection of Federal Deposit Insurance Corporation regulation or insurance or any other insurance.

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All of the money you invest will be used to purchase Notes for you. The Notes are not a money market fund, which is typically a diversified fund consisting of short term debt of many issuers. The Notes are not subject to regulation under the Investment Company Act of 1940, as amended. Consequently, you will not have the benefit of federal laws and regulations designed to help maintain liquidity and a stable share price and set standards for credit quality, diversification and for maturity of individual securities and the overall portfolio.

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The Notes are not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

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The Notes are not a brokerage account with William Blair & Company, L.L.C. or any other broker/dealer and are not protected by the Securities Investor Protection Corporation under the Securities Investors Protection Act of 1970.

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Caterpillar Financial has not requested, and does not anticipate receiving, a rating for the Notes from any rating agency.

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The interest rate paid on investments in the Notes is set solely by Caterpillar Financial and may not provide a basis for comparison with bank deposits or money market funds, which may use a different method of calculating yield, or other investments which pay a fixed yield for a stated period of time. The interest rate also does not necessarily bear any relation to the risks associated with or changes in our, or Caterpillar's, creditworthiness, credit rating or financial condition and may not compensate you for any increase in credit risk of investment in Notes.

•
Although you may redeem your investment in the Notes at any time in whole or in part, in the manner explained in this prospectus, you are not able to transfer your investment in the Notes to someone else. As a result, the Notes are not listed on any securities exchange, no secondary market for the Notes currently exists nor will one develop in the future. Consequently, there is no public market valuation of the Notes to assist you in evaluating the Notes or the yield earned.

•
The Notes are investments in unsecured debt obligations of Caterpillar Financial. Only our assets are available to pay the principal and interest on the Notes.

•
The Notes are not guaranteed, endorsed or insured by Caterpillar, our corporate parent, or any financial institution or government entity. Caterpillar Financial does not maintain reserves for its obligations under the Notes. There is a risk that Caterpillar Financial will be unable to meet interest payments or repay principal on the Notes. You may lose all or part of your investment, including accrued interest, if Caterpillar Financial is unable to pay its debts, enters bankruptcy or seeks protection from its creditors.

•
You will not be able to exchange your Notes for any other securities of Caterpillar Financial.

CAT FINANCIAL POWERINVESTMENT COMMITTEE

              The Cat Financial PowerInvestment Committee has the full power and authority to, among other things:

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amend the Cat Financial PowerInvestment Plan and each specific offering of the Notes to the extent described in the applicable prospectus supplement;

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interpret the provisions of the Cat Financial PowerInvestment Plan;

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adopt rules and regulations in connection therewith;

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redeem any investments in the Notes that the Cat Financial PowerInvestment Committee determines are not consistent with the objectives of the Cat Financial PowerInvestment Plan; and

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make certain determinations in accordance with the Cat Financial PowerInvestment Plan, including setting the rates of interest to be paid on the Notes.

              The Cat Financial PowerInvestment Committee shall consist of at least three persons designated from time to time by our Board of Directors. Our Board of Directors initially designated the Cat Financial PowerInvestment Committee to consist of the persons elected from time to time as the President, an Executive Vice President and the Treasurer of Cat Financial. To date, persons holding those positions continue to constitute the Cat Financial PowerInvestment Committee although our Board of Directors may change this at any time. Our President may from time to time designate an alternate for each member, who shall have full power to act in the absence or inability to act of such member. As provided in the Cat

Financial PowerInvestment Plan, the Cat Financial PowerInvestment Committee has delegated its authority to determine the interest rate on the Notes to the appropriate Funding Manager in the Treasury Department of Caterpillar Financial. The address of each member of the Cat Financial PowerInvestment Committee is 2120 West End Avenue, Nashville, Tennessee 37203-0001. The members of the Cat Financial PowerInvestment Committee receive no additional compensation for their Committee services.

              The members of the Cat Financial PowerInvestment Committee and the funding managers may from time to time have potential conflicts of interest from the point of view of investors in the Notes. All members of the Cat Financial PowerInvestment Committee and the Funding Managers to date have been, and are expected in the future to be, employees or directors of Caterpillar Financial, Caterpillar or one of their respective subsidiaries. All of the money you invest will be invested in the Notes, which are unsecured debt securities of Caterpillar Financial. Consequently, the members of the Cat Financial PowerInvestment Committee and the Funding Managers may make decisions that investors do not believe to be in their best interest.

              Under the Cat Financial PowerInvestment Plan, no member of the Cat Financial PowerInvestment Committee or alternate or a director, officer or employee of Caterpillar Financial, Caterpillar or any of their subsidiaries will be liable for any action or failure to act under or in connection with the Cat Financial PowerInvestment Plan, except for his or her own bad faith. Caterpillar Financial will indemnify and hold any such person harmless from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, or proceeding in which he or she may be involved by reason of any action taken or failure to act under the Cat Financial PowerInvestment Plan, except a judgment in favor of Caterpillar Financial based upon a finding of his or her bad faith.

 AGENT BANK

              The Northern Trust Company is the agent bank for the Notes. Northern Trust's services include:

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maintenance of records of investments in the Notes by the investor;

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receipt of funds being invested in Notes and disbursement of funds upon redemption of Notes;

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transaction processing and accounting;

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preparation of investment statements and other correspondence to investors;

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investor servicing;

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maintenance of records of the investment balance in the Notes, accrual of interest, and payment and reinvestment of interest; and

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tax reporting and filing with the proper authorities.

              We pay the agent bank an administrative fee for these services.

DESCRIPTION OF THE NOTES

              As required by Federal law for all publicly-offered notes of companies, the Notes are governed by a document called the indenture. The indenture is a contract, dated as of July 15, 1991, as supplemented by supplemental indentures, between us and U.S. Bank Trust National Association (as successor to the former trustee), which acts as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under "Events of Default and Notices." Second, the trustee may perform certain administrative duties for us.

              The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture is an exhibit to the registration statement relating to the Notes. See "Where You Can Find

More Information" for information on how to obtain a copy.

              This section summarizes all the material terms of the Notes. Because this section is a summary, it does not describe every aspect of the Notes and is subject to and qualified in its entirety by reference to all provisions of the indenture, including definitions of certain terms used in the indenture. We describe the meaning for only the more important of those terms. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus, such sections or defined terms are incorporated by reference here.

General

              Subject to the maximum total investment described in the applicable prospectus supplement, the Notes will be issuable in any amount and will mature upon your demand. The Notes will be identical except for their issue date and principal amount. We may reject any offer to purchase Notes in whole or in part. All investments in the Notes are investments in our unsecured debt obligations and are not obligations of or guaranteed by Caterpillar, the agent bank or any other company. Caterpillar Financial does not maintain reserves for its obligations under the Notes and the Notes are not subject to any sinking fund. The Notes are redeemable at your option in the manner described in the applicable prospectus supplement.

              Following an initial investment, investors may make additional investments and redemptions from time to time as described in the applicable prospectus supplement. As a result, the outstanding principal amount of the Notes will increase and decrease from time to time. For purposes of determining the aggregate amount of registered but unissued notes under the registration statement relating to the Notes, each investment is an issuance of Notes, reducing the capacity of registered but unissued Notes by a corresponding amount. The daily amount and rate of redemptions are affected by many factors, including but not limited to, the rates we offer on the Notes from time to time, the wide variety of alternative investment options in the market that are available to our investors and seasonal increases in redemptions and investments.

              In the event that investors seek to redeem a large dollar amount of Notes over a short period of time, although there can be no assurance, we believe that we will have sufficient funds available to meet our commitments under the Notes. Liquidity management is both a daily and long-term component of our management strategy. In the event that we require funds beyond our ability to generate them internally, additional sources of funds are available to us and to Caterpillar, through various lines of credit. In addition, we may access funds, if necessary, through variable amount lending arrangements with Caterpillar. We have also entered into a support agreement with Caterpillar, as described below. For more information, see the discussion of our capital resources and liquidity in our Forms 10-K and 10-Q that have been filed with the SEC and are incorporated by reference into this prospectus.The Notes will earn a floating rate of interest to be determined solely by the Cat Financial PowerInvestment Committee or its designee. The initial interest rate applicable to the Notes and all subsequent changes to the initial interest rate will be disclosed in pricing supplements filed with the SEC and posted on www.catfinancialpowerinvestment.com.

              The Notes are unsecured and will rank equally and ratably with all of our other unsecured and non-subordinated debt of Caterpillar Financial. The indenture does not limit the principal amount of the Notes or any of our other debt that may be issued.

              The Notes will be issued in uncertificated form and you will not receive any certificate or other instrument evidencing our indebtedness. All funds you invest in the Notes, together with interest accrued thereon, and redemptions, if any, will be recorded on a register maintained by the agent bank.

We May Redeem The Notes At Our Option

              We may redeem, at any time at our option, all or any part of the Notes. Any partial redemption of Notes will be effected by lot or pro rata or by any other method that is deemed fair and appropriate by the trustee. (section 301) We also may redeem the principal amount of your Notes, together with accrued and unpaid interest thereon, if you are not eligible to invest in the Notes. (section 305) We generally will give you 30 days prior written notice if your Notes are to be redeemed in whole or in part. (section 302)

              In addition, as provided in the Cat Financial PowerInvestment Plan, we may also redeem, at any time at our option, the Notes of any investor who we determine in our sole judgment and discretion is abusing or misusing the investment or redemption provisions applicable to the Notes. In such circumstances, we will notify the investor of our intention to redeem in full the Notes on the third Business Day following the date of our notice.

              The full or partial Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption, will be paid to you by check. Interest on the redeemed amount shall cease to accrue on and after the effective date of redemption. (section 303) A final redemption check (less any service fee) will be sent to the investor in an amount equal to the principal amount of the redeemed Notes, including accrued and unpaid interest.

Support Agreement

              We have a support agreement with Caterpillar that provides, among other things, that Caterpillar will:

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remain, directly or indirectly, our sole owner;

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ensure that we will maintain a tangible net worth of at least $20 million;

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permit us to use (and we are required to use) the name "Caterpillar" in the conduct of our business; and

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ensure that we maintain a ratio of earnings and interest expense (as defined in the support agreement) to interest expense of not less than 1.15 to 1.

              Caterpillar's obligations under the support agreement are to us only and are not directly enforceable by any of our creditors nor do they constitute a guarantee by Caterpillar of the payment of any of our debts or other obligations, including the Notes. If Caterpillar breaches its obligations to remain our owner or ensure that we maintain a tangible net worth of at least $20 million, any person or corporation who has lent us money may demand that we enforce our rights under the support agreement. If we fail or refuse to enforce our rights, any of our lenders may proceed against us to enforce our rights.

              The indenture provides that we:

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will observe and perform in all material respects all of our covenants or agreements contained in the support agreement;

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to the extent possible, will cause Caterpillar to observe and perform in all material respects all covenants or agreements of Caterpillar contained in the support agreement; and

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will not waive compliance under, amend in any material respect or terminate the support agreement; provided, however, that the support agreement may be amended if that amendment would not have a material adverse effect on the holders of any outstanding Notes or if the holders of at least 66 2/3% in principal amount of the outstanding Notes so affected (excluding from the amount so outstanding and from such holders, the holders who are not so affected) shall waive compliance with these provisions insofar as it relates to that amendment. (section 1004)

Restrictions on Liens and Encumbrances

              We have agreed in the indenture that we will not create, assume or guarantee any secured debt unless we have made effective provisions to secure the Notes (and, if we determine, any other indebtedness of or guaranteed by us), equally and ratably with such secured debt. The term "secured debt" shall mean indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on any of our property of any character. This covenant does not apply to debt secured by:

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mortgages, pledges, liens, security interest or encumbrances in connection with the acquisition, construction or improvement of any fixed asset or other physical or real property by us;

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mortgages, pledges, liens, security interests or encumbrances on property existing at the time it is acquired, whether or not assumed by us;

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mortgages, pledges, liens, security interests or encumbrances on property of a corporation existing at the time the corporation is merged into or consolidated with us or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us;

•
mortgages, including mortgages, pledges, liens, security interests or encumbrances, on our property in favor of the United States of America, any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such mortgages;

•
any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage, pledge, lien, security interest or encumbrance referred to in the foregoing four items; or

•
any mortgage, pledge, lien, security interest, or encumbrance securing indebtedness owing by us to one or more of our wholly owned subsidiaries.

              Notwithstanding the above, under the indenture we may, without securing the Notes, create, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect to these restrictions, the aggregate amount of all outstanding secured debt (not including secured debt permitted under the foregoing exceptions) does not exceed 5% of our "consolidated net tangible assets." (sections 101 and 1005)

              The indenture provides that we shall not consolidate or merge with, and shall not convey, transfer or lease our property or assets, substantially as an entirety, to another corporation if as a result any of our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not permitted by the terms of the indenture unless we have made effective provisions to secure the Notes equally and ratably with (or prior to) all indebtedness thereby secured. (section 801)

              For purposes of the indenture, the term "consolidated net tangible assets" shall mean as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in our and our subsidiaries' most recent consolidated financial statements prepared in accordance with generally accepted accounting principles. The term "subsidiary," as used in this section, means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect directors is owned directly or indirectly by us or by one or more other corporations more than 50% of such stock of which is similarly owned or controlled. (section 101)

The Trustee

              The indenture contains certain limitations on the right of the trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. (section 613) In addition, the trustee may be deemed to have a conflicting interest and may be required to resign as trustee if at the time of a default under the indenture it is a creditor of ours.

              U.S. Bank Trust National Association (as successor to the former trustee), the trustee under the indenture, maintains a banking relationship with Caterpillar and us.

Events of Default and Notices

              The following events are defined in the indenture as "events of default" with respect to the Notes:

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default in the payment of any part of or all of the principal of or interest on any Note when due and payable, provided that the trustee may determine that the failure to pay shall not be deemed to be an event of default under various circumstances, such as when the person demanding payment is not legally entitled to it or upon the occurrence of an administrative error;

•
default in the performance, or breach, of any term or provision of the covenants to maintain the support agreement;

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default in the performance, or breach, of any of our other covenants or warranties in the indenture, which continues for 60 days after we are given written notice by either the trustee or the holders of at least 25% in principal amount of the Notes outstanding and affected thereby;

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Caterpillar or one of its wholly owned subsidiaries shall at any time fail to own all of the issued and outstanding shares of our capital stock;

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our default in payment of principal in excess of $10,000,000 or acceleration of any indebtedness for money borrowed in excess of $10,000,000 (including a default with respect to debt securities other than the Notes), if such indebtedness has not been discharged or becomes no longer due and payable or such acceleration has not been rescinded or annulled, within 10 days after written notice given to us by the trustee or the holders of at least 10% in principal amount of the outstanding Notes;

•
certain events in bankruptcy, insolvency or reorganization of us; and

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certain events in bankruptcy, insolvency or reorganization of Caterpillar or one of its subsidiaries if such event affects any significant part of our assets of or any of our subsidiaries. (section 501)

              If an event of default with respect to the outstanding Notes occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such declaration and its consequences. (section 502)

              The indenture provides that the trustee, within 90 days after the occurrence of a default with respect to the Notes, shall give to the holders of the Notes notice of all uncured defaults known to it (the term "default" means the events specified above without grace periods), provided that, except in the case of default in the payment of principal of or interest, if any, on any Notes, the trustee shall be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of Notes. (section 602)

              We will be required to furnish annually to the trustee a statement by certain of our officers to the effect that to their knowledge we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any of our obligations, specifying each such default. (section 1006)

              The holders of a majority in principal amount of the outstanding Notes affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, exercising any trust or power conferred on the trustee with respect to the Notes, and to waive certain defaults. (sections 512 and 513)

              The indenture provides that in case an event of default occurs and is continuing, the trustee shall exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (section 601) Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of Notes unless they shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee might incur in complying with the request. (section 603)

Modification of the Indenture

              We and the trustee may modify or amend the indenture, with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Notes issued under the indenture, provided that no such modification or amendment may, without the consent of each holder of the Notes that are affected:

•
change the character of the Notes from being payable on demand or reduce the principal amount of any Note;

•
impair the right to institute a suit for the enforcement of any payment on or with respect to any Note;

•
reduce the above-stated percentage of holders of Notes necessary to modify or amend the indenture;

•
change any obligation, with respect to outstanding Notes, to maintain an office or agency for the purposes specified in the indenture; or

•
modify the foregoing requirements or reduce the percentage of outstanding Notes necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults. (section 902)

TAXES

              The following is a general summary of the U.S. Federal income tax consequences to you if you invest in the Notes. The discussion addresses only the income tax consequences to you if you are an individual and are a citizen of the United States for Federal income tax purposes. You should consult your own tax advisors concerning the application of U.S. Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to your situation.

              Neither the Cat Financial PowerInvestment Plan nor the Notes are qualified under Section 401(a) of the Internal Revenue Code, as amended. All interest credited to your Notes in any taxable year is reportable by you as taxable income for Federal income tax purposes. Early in each year the agent bank will provide to you the full amount reportable as taxable income for the previous year. The agent bank also will file tax information returns as required by law. Backup withholding may apply to you if you fail to comply with applicable tax identification requirements. Interest credited to the Notes also may be subject to state and local income taxes.

PLAN OF DISTRIBUTION

              We are offering the Notes on a continuing basis through William Blair & Company, L.L.C. ("William Blair & Company"). No commissions will be paid to William Blair & Company for any sales resulting from its efforts, although we will pay William Blair & Company an annual administrative fee of $150,000 with respect to the Notes and any Variable Denomination Floating Rate Demand Notes offered to other investors under the registration statement relating to the Notes initially for its services. We have agreed to indemnify William Blair & Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We may also from time to time sell Notes directly or designate other agents through whom Notes may be offered. We reserve the right to withdraw, cancel or modify the offer to purchase Notes at any time. We have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part.

VALIDITY OF NOTES

              The validity of the Notes will be passed upon by Sidley Austin LLP, New York, New York.

EXPERTS

              The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

              We filed a registration statement on Form S-3 related to the Notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information. You will find additional information about us and the Notes in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.

              We and Caterpillar each file annual, quarterly and current reports, proxy statements (Caterpillar only) and other information with the SEC. Our SEC filings (file number 001-11241) and the filings of Caterpillar (file number 001-00768) are available to the public at the SEC's web site at http://www.sec.gov. Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on

Form 8-K and any amendments to these reports filed or furnished with the SEC are available free of charge through Caterpillar's Internet site (www.caterpillar.com/secfilings) as soon as reasonably practicable after filing with the SEC. None of the information contained at any time on either our Internet site or Caterpillar's Internet site is incorporated by reference into this prospectus. You may also obtain and review the reports and other information concerning us at the offices of the New York Stock Exchange.

              The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 14, 2019;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on May 6, 2019 and August 1, 2019;

•
our Current Reports on Form 8-K filed with the SEC on February 26, 2019, March 8, 2019, May 17, 2019, June 19, 2019, September 6, 2019 and September 10, 2019; and

•
any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until such time as all of the Notes covered by this prospectus have been sold or the offering of the Notes has been otherwise terminated.

              We are not, however, incorporating by reference any documents, or portions of documents, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 of Form 8-K.

              Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to these reports filed or furnished with the SEC are available free of charge through Caterpillar's Internet site (www.caterpillar.com/secfilings). None of the information contained at any time on our Internet site or Caterpillar's Internet site is incorporated by reference into this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning as follows:

Caterpillar Financial Services Corporation
Attention: Legal Department
2120 West End Avenue
Nashville, Tennessee 37203-0001
Telephone: 615-341-1000

              You should not assume that the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of the Notes. Additional updating information with respect to the matters discussed in this prospectus and any applicable prospectus supplement may be provided in the future by means of appendices or supplements to this prospectus and any applicable prospectus supplement or other documents including those incorporated by reference.

 Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

              The following is an itemized statement of expenses of Caterpillar Financial in connection with the issue of the Notes:

SEC filing fee	$—
Fees and expenses of Agent	$1,000,000
Fees and expenses of William Blair & Company, L.L.C.	$450,000
Fees and expenses of the trustee	$12,000
Printing and marketing expenses	$150,000
Accountants' fees and expenses	$5,000
Counsel fees and expenses	$60,000
Miscellaneous	$25,000

Total	$1,702,000

Item 15.  Indemnification of Directors and Officers.

              Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by the indemnified person and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged liable to the corporation unless a court believes that in light of all the circumstances indemnification should apply.

              The bylaws of Caterpillar provide that Caterpillar shall indemnify any person who is or was serving at its request as a director or officer of another corporation or enterprise to the fullest extent permitted by Delaware law. The indemnification provisions contained in the bylaws of Caterpillar are not exclusive of any other rights to which a person may be entitled by law, agreement or otherwise.

              Insurance carried by Caterpillar provides (within limits and subject to certain exclusions) for reimbursement of amounts which (a) Caterpillar or Caterpillar Financial may be required or permitted to pay as indemnities to Caterpillar Financial's directors or officers for claims made against them, and (b) individual directors, officers and certain employees of Caterpillar Financial may become legally obligated to pay as the result of acts committed by them while acting in their corporate or fiduciary capacities.

              The Cat Financial PowerInvestment Plan provides for the indemnification of officers and directors of Caterpillar Financial under certain circumstances.

Item 16.  Exhibits.

Exhibit Number	Exhibit
4.1	Cat Financial PowerInvestment Plan dated as of October 1, 2005 (incorporated by reference to Exhibit 4.1 to Caterpillar Financial's Registration Statement on Form S-3, No. 333-114075).
4.2
Indenture, dated as of July 15, 1991, between Caterpillar Financial and Continental Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Caterpillar Financial's Current Report on Form 8-K, dated July 25, 1991, No. 001-11241).
4.3
First Supplemental Indenture, dated as of October 1, 2005, to Indenture dated as of July 15, 1991, between Caterpillar Financial and U.S. Bank Trust National Association (as successor to the former trustee) (incorporated by reference to Exhibit 4.3 to Caterpillar Financial's Registration Statement on Form S-3, No. 333-114075).
4.4	Support Agreement, dated as of December 21, 1984, between Caterpillar Financial and Caterpillar (incorporated by reference to Exhibit 10.2 to Caterpillar Financial's Form 10, as amended, No. 0-13295).
4.5
First Amendment to the Support Agreement dated June 14, 1995, between Caterpillar Financial and Caterpillar (incorporated by reference to Exhibit 4 to Caterpillar Financial's Current Report on Form 8-K, dated June 14, 1995, No. 001-11241).
5	Opinion of Sidley Austin LLP, as to the validity of the Notes.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	The consent of Sidley Austin LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.
24	Powers of Attorney of Directors and Officers of Caterpillar Financial (included on signature page).
25	Form T-1 Statement of Eligibility and Qualification of U.S. Bank Trust National Association.

Item 17.  Undertakings.

              (a)   The undersigned registrant hereby undertakes:

              (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

              (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                (i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

              (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

              (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 EXHIBIT INDEX

Exhibit Number	Description
4.1	Cat Financial PowerInvestment Plan dated as of October 1, 2005 (incorporated by reference to Exhibit 4.1 to Caterpillar Financial's Registration Statement on Form S-3, No. 333-114075).
4.2
Indenture, dated as of July 15, 1991, between Caterpillar Financial and Continental Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Caterpillar Financial's Current Report on Form 8-K, dated July 25, 1991, No. 001-11241).
4.3
First Supplemental Indenture, dated as of October 1, 2005, to Indenture dated as of July 15, 1991, between Caterpillar Financial and U.S. Bank Trust National Association (as successor to the former trustee) (incorporated by reference to Exhibit 4.3 to Caterpillar Financial's Registration Statement on Form S-3, No. 333-114075).
4.4	Support Agreement, dated as of December 21, 1984, between Caterpillar Financial and Caterpillar (incorporated by reference to Exhibit 10.2 to Caterpillar Financial's Form 10, as amended, No. 0-13295).
4.5
First Amendment to the Support Agreement dated June 14, 1995, between Caterpillar Financial and Caterpillar (incorporated by reference to Exhibit 4 to Caterpillar Financial's Current Report on Form 8-K, dated June 14, 1995, No. 001-11241).
5	Opinion of Sidley Austin LLP, as to the validity of the Notes.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	The consent of Sidley Austin LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.
24	Powers of Attorney of Directors and Officers of Caterpillar Financial (included on signature page).
25	Form T-1 Statement of Eligibility and Qualification of U.S. Bank Trust National Association.

 SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, Caterpillar Financial certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 4th day of October, 2019.

CATERPILLAR FINANCIAL SERVICES CORPORATION (Registrant)
By:
/s/ MICHAEL G. SPOSATO
Name: Michael G. Sposato
Title: Secretary

POWER OF ATTORNEY

              Each person whose signature appears below hereby constitutes and appoints David T. Walton, Andrew R.J. Bonfield, Patrick T. McCartan, Jeffry D. Everett and Michael G. Sposato, and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons in the capacities indicated on the 4th day of October, 2019.

Signature	Title

/s/ DAVID T. WALTON David T. Walton	President, Director and Chief Executive Officer
/s/ ANDREW R.J. BONFIELD Andrew R.J. Bonfield	Director
/s/ PATRICK T. MCCARTAN Patrick T. McCartan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JEFFRY D. EVERETT Jeffry D. Everett	Controller (Principal Accounting Officer)

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Prospectus CATERPILLAR FINANCIAL SERVICES CORPORATION VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES
THE COMPANY
CATERPILLAR
USE OF PROCEEDS
FORWARD-LOOKING STATEMENTS
RISK FACTORS
CAT FINANCIAL POWERINVESTMENT COMMITTEE
AGENT BANK
DESCRIPTION OF THE NOTES
TAXES
PLAN OF DISTRIBUTION
VALIDITY OF NOTES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
Part II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
EXHIBIT INDEX
SIGNATURES
POWER OF ATTORNEY